SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2018

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd Suite 350., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

[X] Emerging growth company

[_] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02     Unregistered Sales of Equity Securities.

Unregistered Sales of Equity Securities

Dthera Sciences, a Nevada corporation (the “Company”), announced on July 23, 2018, that it had closed a private placement offering of shares of its common stock (the “Offering”). The Company had commenced the Offering in late 2017.

As of the date of the closing of the Offering, the Company had sold a total of approximately 3,925,000 shares of the Company’s common stock in the Offering, and had raised an aggregate of approximately $2,550,000.

The Offering was made to accredited investors only. No warrants or other securities were offered in the Offering.

The above issuances were completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). These transactions qualified for exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the Company and the issuance; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Company; and (iv) the recipients received “restricted securities” that include a restrictive legend on the certificate, which restricts the shares from being transferred except pursuant to a registration statement that is effective with the SEC or pursuant to an exemption from registration.

Item 7.01     Regulation FD Disclosure.

On July 23, 2018, the Company issued a press release regarding the closing of the private offering, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences
Date: July 23, 2018

	By:	/s/ Edward Cox
	Name: Title:	Edward Cox Chief Executive Officer